STOCK PURCHASE AGREEMENT


                                  by and among

                            Detto Technologies, Inc.,
                            a Washington corporation

                                       and

                             certain Shareholders of
                            Detto Technologies, Inc.,

                                on the one hand;

                                       and

                                Jitsource, Inc.,
                             a Delaware corporation,

                                       and

                  the Majority Stockholders of Jitsource, Inc.,

                                on the other hand

                                 August 19, 2004

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement, dated as of August 19, 2004 (this "Agreement"), is made and entered into by and among the shareholders of Detto Technologies, Inc., a Washington corporation ("Detto"), listed on Schedule I attached (each, a "Detto Shareholder," collectively, the "Detto Shareholders"), on the one hand; and Jitsource, Inc., a publicly traded Delaware corporation (OTCBB: JSRC.OB) ("JSRC"), Reza Rahman, an individual, and Akhee Rahman, an individual (Reza Rahman and Akhee Rahman are hereinafter referred to collectively as the "JSRC Shareholders") on the other hand. Detto is a party to this agreement solely to make representations and warranties as set forth herein.

                                    RECITALS

         WHEREAS, the Board of Directors of JSRC has adopted resolutions approving and adopting the acquisition of shares of Detto (the "Acquisition") upon the terms and conditions hereinafter set forth in this Agreement;

         WHEREAS, each Detto Shareholder owns the number of shares of common stock of Detto set forth opposite such Detto Shareholder's name in Column I on
Schedule I attached hereto (collectively, the "Detto Shares");

         WHEREAS, the Detto Shareholders own, collectively, an amount of shares of common stock of Detto, constituting at least 80% of the issued and outstanding capital stock of Detto, and the Detto Shareholders desire to sell their respective portion of the Detto Shares pursuant to the terms and conditions of this Agreement;

         WHEREAS, the JSRC Stockholders hold 10,000,000 shares of JSRC common stock, which represent at least a majority of the issued and outstanding capital stock of JSRC;

         WHEREAS,  the JSRC  Stockholders will enter into this Agreement for the
purpose   of   making   certain    representations,    warranties,    covenants,
indemnifications and agreements;

         WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) of the Code and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax free reorganization under the Code;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                 THE ACQUISITION

         1.1 The Acquisition. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the Detto Shareholders will sell, convey, assign, transfer and deliver to JSRC one or more stock certificates representing the Detto Shares, and as consideration for the acquisition of the Detto Shares, JSRC will issue to each Detto Shareholder, in exchange for such Detto Shareholder's pro rata portion of the Detto Shares, one or more stock certificates representing the number of shares of JSRC common stock set forth opposite such Detto Shareholder's name in Column II on Schedule I attached hereto (collectively, the "JSRC Shares"). The amount of JSRC Shares to be issued to the Detto Shareholders will not exceed 5,333,334 common shares.

         1.2 Closing. The closing of the Acquisition (the "Closing") shall take place on or before August 27, 2004, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the "Closing Date."

                                    ARTICLE 2
                     REPRESENTATIONS AND WARRANTIES OF DETTO

         Detto hereby represents and warrants to JSRC as follows:

         2.1 Organization. Detto has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted.

         2.2 Capitalization. The authorized capital stock of Detto consists of 50,000,000 shares of common stock, no par value, of which at the Closing, no more than 42,500,000 shares shall be issued and outstanding, and 30,000,000 shares of preferred stock authorized, of which no shares of preferred stock shall be issued and outstanding. All of the issued and outstanding shares of capital stock of Detto, as of the Closing, are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no voting trusts or any other agreements or understandings with respect to the voting of Detto's capital stock.

         2.3 Certain Corporate Matters. Detto is duly qualified to do business as a corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on Detto's financial condition, results of operations or business. Detto has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

         2.4 Authority Relative to this Agreement. Detto has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Detto and the consummation by Detto of the transactions contemplated hereby have been duly authorized by the Board of Directors of Detto and no other actions on the part of Detto are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Detto and constitutes a valid and binding agreement of Detto, enforceable against Detto in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         2.5 Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Detto of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Detto nor the consummation by Detto of the transactions contemplated hereby, nor compliance by Detto with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or Bylaws of Detto, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Detto or any Subsidiary (as hereinafter defined) is a party or by which they any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Detto or any Subsidiary, or any of their respective properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to JSRC or any Subsidiary taken as a whole.

         2.6      Tax Matters.

                  (a) Detto has duly filed all material federal, state, local and foreign tax returns required to be filed by or with respect to them with the Internal Revenue Service or other applicable taxing authority, and no extensions with respect to such tax returns have been requested or granted;

                  (b) Detto has paid, or adequately reserved against in Detto's Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to them;

                  (c) To the best knowledge of Detto, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of Detto's tax returns;

                  (d) No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from Detto; and

                  For the purposes of this Section 2.6, a tax is due (and must therefore either be paid or adequately reserved against in Detto's Financial Statements) only on the last date payment of such tax can be made without interest or penalties, whether such payment is due in respect of estimated taxes, withholding taxes, required tax credits or any other tax.

         2.7 Books and Records. The books and records of Detto delivered to the JSRC Shareholders prior to the Closing fully and fairly reflect the transactions to which Detto is a party or by which they or their properties are bound.

         2.8 Questionable Payments. Neither Detto, nor any employee, agent or representative of Detto has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company funds or made any payments from Detto's funds to governmental officials for improper purposes or made any illegal payments from Detto's funds to obtain or retain business.

         2.9 Intellectual Property. Detto has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Detto infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

         2.10 Litigation. Detto is not subject to any judgment or order of any court or quasijudicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against Detto. Detto is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of Detto, and Detto knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting Detto or to which Detto is a party.

         2.11 Legal Compliance. To the best knowledge of Detto, after due investigation, no claim has been filed against Detto alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. Detto hold all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of their respective businesses as presently conducted.

         2.12 Disclosure. The representations and warranties and statements of fact made by Detto in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                            OF THE DETTO SHAREHOLDERS

         The Detto Shareholders hereby represent and warrant to JSRC as follows:

         3.1 Ownership of the Detto Shares. Each Detto Shareholder owns, beneficially and of record, good and marketable title to the Detto Shares set forth opposite such Detto Shareholder's name in Column I on Schedule I attached hereto, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders' agreements. Each Detto Shareholder represents that such person has no right or claims whatsoever to any shares of Detto capital stock, other than shares listed across such Detto Shareholder on Schedule I and does not have any options, warrants or any other instruments entitling such Detto Shareholder to exercise to purchase or convert into shares of Detto capital stock. At the Closing, the Detto Shareholders will convey to JSRC good and marketable title to the Detto Shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, stockholders' agreements or restrictions.

         3.2 Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by each Detto Shareholder and constitutes a valid and binding agreement of each Detto Shareholder, enforceable against each Detto Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         3.3 Restricted Securities. Each Detto Shareholder acknowledges that the JSRC Shares will not be registered pursuant to the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws, that the JSRC Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the JSRC Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, each Detto Shareholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         3.4 Accredited Investor. Each Detto Shareholder is an "Accredited Investor" as that term is defined in rule 501 of Regulation D promulgated under the Securities Act. Each Detto Shareholder is able to bear the economic risk of acquiring the JSRC Shares pursuant to the terms of this Agreement, including a complete loss of such Detto Shareholder's investment in the JSRC Shares.

         3.5 Legend. Each Detto Shareholder acknowledges that the certificate(s) representing such Detto Shareholder's pro rata portion of the JSRC Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                         JSRC AND THE JSRC STOCKHOLDERS

         JSRC and the JSRC Stockholders hereby represent and warrant, jointly and severally, to Detto and the Detto Shareholders as follows:

         4.1 Organization. JSRC is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

         4.2 Capitalization. JSRC's authorized capital stock consists of 60,000,000 shares of capital stock, of which 50,000,000 shares are designated as Common Stock, of which 11,792,500 shares are issued and outstanding and of which 10,000,000 shares are designated as Preferred Stock, of which no shares of
Preferred Stock are issued and outstanding. In accordance with this Agreement,the JSRC shareholders will cancel 9,500,000 common shares at the closing and 2,292,500 shares will be issued and outstanding at such time. All issued and outstanding shares of JSRC Common Stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. When issued, the JSRC Shares will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which JSRC is a party or which are binding upon JSRC providing for the issuance by JSRC or transfer by JSRC of additional shares of JSRC's capital stock and JSRC has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments to issue capital stock of JSRC. There are no voting trusts or any other agreements or understandings with respect to the voting of JSRC's capital stock. Other than the redemption and cancellation of 9,500,000 shares of JSRC common stock as set forth in this Agreement, there are no obligations of JSRC to repurchase, redeem or otherwise require any shares of its capital stock as of the Closing.

         4.3 Certain Corporate Matters. JSRC is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of JSRC's properties or nature of JSRC's business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect on its financial condition, results of operations or business. JSRC has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. JSRC has delivered to Detto true, accurate and complete copies of its certificate or articles of incorporation and bylaws, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement. The records of meetings of the stockholders and Board of Directors of JSRC are complete and correct in all material respects. The stock records of JSRC and the stockholder lists of JSRC that JSRC has previously furnished to Detto are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of JSRC's capital stock and any other outstanding securities issued by JSRC. JSRC is not in default under or in violation of any provision of its certificate or articles of incorporation or bylaws in any material respect. JSRC is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

         4.4 Authority Relative to this Agreement. Each of JSRC and the JSRC Stockholders has the requisite power and authority to enter into this Agreement and carry out its or his obligations hereunder. The execution, delivery and performance of this Agreement by JSRC and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of JSRC and no other actions on the part of JSRC are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by JSRC and the JSRC Stockholders and constitutes a valid and binding obligation of JSRC and each JSRC Stockholder, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         4.5 Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by JSRC of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by JSRC nor the consummation by JSRC of the transactions contemplated hereby, nor compliance by JSRC with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or Bylaws of JSRC, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which JSRC or any Subsidiary (as hereinafter defined) is a party or by which they any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to JSRC or any Subsidiary, or any of their respective properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to JSRC or any Subsidiary taken as a whole.

         4.6 SEC Documents. JSRC hereby makes reference to the following documents filed with the United States Securities and Exchange Commission (the "SEC"), as posted on the SEC's website, www.sec.gov: (collectively, the "SEC Documents"): (a) Registration Statement on Form SB-2 as filed on October 2, 2002, and all amendments thereto; (b) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003; and (c) Quarterly Reports on Form 10-QSB for the periods ended March 31, 2003, June 30, 2003, September 30, 2003, and March 31, 2004, and any amendments thereto. The SEC Documents constitute all of the documents and reports that JSRC was required to file with the SEC pursuant to the Securities Exchange Act of 1934 ("Exchange Act") and the rules and regulations promulgated thereunder by the SEC since the effectiveness of JSRC's Form SB-2 filed on October 2, 2002. As of their respective dates, the SEC
Documents complied in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may require, and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of JSRC included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (except, in the case of unaudited statements, as permitted by the applicable form under the Securities Act and/or the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of JSRC as of the dates thereof and its consolidated statements of operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a material adverse effect on JSRC, its business, financial condition or results of operations). Except as and to the extent set forth on the consolidated balance sheet of JSRC as of December 31, 2003, including the notes thereto, JSRC has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not).

         4.7      Financial Statements.

                  (a) Included in the SEC Documents are the audited consolidated balance sheet of JSRC as at December 31, 2003 and 2002, and the related statement of operations, stockholders' equity and cash flows for the two years then ended, together with the unqualified report thereon (except with respect to continuation as a going concern) of Gately & Associates, LLC ("Gately"), independent auditors (collectively, "JSRC's Audited Financials").

                  (b) Included in the SEC Documents are the unaudited consolidated balance sheet of JSRC as at March 31, 2004, and the related statement of operations, stockholders' equity and cash flows for the three months then ended, as reviewed by Gately ("JSRC's Interim Financials").

                  (c) JSRC's Audited Financials and JSRC's Interim Financials (collectively "JSRC's Financial Statements") are (i) in accordance with the books and records of JSRC, (ii) correct and complete, (iii) fairly present the financial position and results of operations of JSRC and each Subsidiary as of the dates indicated, and (iv) prepared in accordance with U.S. GAAP (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on JSRC or any Subsidiary, their respective businesses, financial conditions or results of operations.

         4.8 Events Subsequent to Financial Statements. Since December 31, 2003, there has not been:

                  (a) Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of JSRC or any Subsidiary;

                  (b) Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of JSRC or any Subsidiary;

                  (c) Any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of JSRC or any Subsidiary or any redemption, purchase or other acquisition of any such shares;

                  (d) Any subjection to any lien on any of the assets, tangible or intangible, of JSRC or any Subsidiary;

                  (e) Any incurrence of indebtedness or liability or assumption of obligations by JSRC or any Subsidiary;

                  (f) Any waiver or release by JSRC or any Subsidiary of any right of any material value;

                  (g) Any compensation or benefits paid to officers or directors of JSRC or any Subsidiary;

                  (h) Any change made or authorized in the Certificate of Incorporation or Bylaws of JSRC or any Subsidiary;

                  (i) Any loan to or other transaction with any officer, director or stockholder of JSRC or any Subsidiary giving rise to any claim or right of JSRC or any Subsidiary against any such person or of such person against JSRC or any Subsidiary; or

                  (j) Any material adverse change in the condition (financial or otherwise) of the respective properties, assets, liabilities or business of JSRC or any Subsidiary.

         4.9 Liabilities. Except as otherwise disclosed in JSRC's Financial Statements, neither JSRC nor any Subsidiary has any liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise. In addition, JSRC and the JSRC Stockholders represent that upon Closing, neither JSRC nor any Subsidiary will have any liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

         4.10     Tax Matters.

                  (a) JSRC and each Subsidiary have duly filed all material federal, state, local and foreign tax returns required to be filed by or with respect to them with the Internal Revenue Service or other applicable taxing authority, and no extensions with respect to such tax returns have been requested or granted;

                  (b) JSRC and each Subsidiary have paid, or adequately reserved against in JSRC's Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to them;

                  (c) To the best knowledge of JSRC, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of JSRC's or any Subsidiary's tax returns;

                  (d) No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from JSRC or any Subsidiary; and

                  For the purposes of this Section 4.10, a tax is due (and must therefore either be paid or adequately reserved against in JSRC's Financial Statements) only on the last date payment of such tax can be made without interest or penalties, whether such payment is due in respect of estimated taxes, withholding taxes, required tax credits or any other tax.

         4.11 Real Property. Neither JSRC nor any Subsidiary owns or leases any real property.

         4.12 Books and Records. The books and records of JSRC and each Subsidiary delivered to the Detto Shareholders prior to the Closing fully and fairly reflect the transactions to which JSRC each Subsidiary is a party or by which they or their properties are bound.

         4.13 Questionable Payments. Neither JSRC or any Subsidiary, nor any employee, agent or representative of JSRC or any Subsidiary has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company funds or made any payments from JSRC's or any Subsidiary's funds to governmental officials for improper purposes or made any illegal payments from JSRC's or any Subsidiary's funds to obtain or retain business.

         4.14     RESERVED

         4.15 Intellectual Property. Neither JSRC nor any Subsidiary owns or uses any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. JSRC and the JSRC Stockholders have no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of JSRC or any Subsidiary infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

         4.16 Insurance. Neither JSRC nor any Subsidiary has any insurance policies in effect.

         4.17 Contracts. Except as set forth on Schedule 4.17, neither JSRC nor any Subsidiary has any material contracts, leases, arrangements or commitments (whether oral or written). Neither JSRC nor any Subsidiary is a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

         4.18 Litigation. Neither JSRC nor any Subsidiary is subject to any judgment or order of any court or quasijudicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against JSRC or any Subsidiary. Neither JSRC nor any Subsidiary is a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of JSRC or any Subsidiary, and JSRC knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting JSRC or any Subsidiary or to which JSRC or any Subsidiary is a party.

         4.19 Employees. Neither JSRC nor any Subsidiary has any employees. Neither JSRC nor any Subsidiary owes any compensation of any kind, deferred or otherwise, to any current or previous employees. Neither JSRC nor any Subsidiary has a written or oral employment agreement with any officer or director of JSRC or any Subsidiary. Neither JSRC nor any Subsidiary is a party to or bound by any collective bargaining agreement. Except as set forth on Schedule 4.19, there are no loans or other obligations payable or owing by JSRC or any Subsidiary to any stockholder, officer, director or employee of JSRC or any Subsidiary, nor are there any loans or debts payable or owing by any of such persons to JSRC or any Subsidiary or any guarantees by JSRC or any Subsidiary of any loan or obligation of any nature to which any such person is a party.

         4.20 Employee  Benefit  Plans.  Neither JSRC nor any Subsidiary has any
(a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by JSRC or any Subsidiary.

         4.21 Legal Compliance. To the best knowledge of JSRC, after due investigation, no claim has been filed against JSRC or any Subsidiary alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. JSRC and each Subsidiary hold all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of their respective businesses as presently conducted.

         4.22 Subsidiaries and Investments.

                  (a) Except as set forth in Schedule 4.22(a), JSRC does not own any capital stock or have any interest of any kind whatsoever in any corporation, partnership, or other form of business organization (any such organization is referred to as a "Subsidiary").

                  (b) Schedule 4.22(b) sets forth true and complete copies of the charter of each Subsidiary, as well as any limited liability company agreement, operating agreement or shareholder agreement relating to such Subsidiary, and any acquisition agreement relating to any Subsidiary. All corporate or other action that has been taken by any Subsidiary has been duly authorized and does not conflict with or violate any provision of its charter, bylaws or other organizational documents.

                  (c) Each Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has all requisite and necessary power and authority to own, operate or lease those assets or properties which are owned, operated or leased by it and to conduct its business as it has been and currently is being conducted, (iii) is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

                  (d) Except as set forth in Schedule 4.22(d), all outstanding shares of capital stock or other ownership interests of each Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights and are owned (either directly or indirectly) by JSRC without any encumbrances.

                  (e) Except as set forth in Schedule 4.22(e), there are no outstanding securities convertible into or exchangeable for the capital stock of or other equity interests in any Subsidiary and no outstanding options, rights, subscriptions, calls commitments, warrants or rights of any character for JSRC, any Subsidiary or any other person or entity to purchase, subscribe for or to otherwise acquire any shares of such stock or other securities of any Subsidiary.

                  (f) Except as set forth in Schedule 4.22(f), there are no outstanding agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of any capital stock of or other equity interests in any Subsidiary.

                  (g) Each Subsidiary's stock register or similar register of ownership has complete and accurate records indicating the following: (i) the name and address of each person or entity owning shares of capital stock or other equity interest of the Subsidiary and (ii) the certificate number of each certificate evidencing shares of capital stock or other equity interest issued by the Subsidiary, the number of shares or other equity interests evidenced by each such certificate, the date of issuance of such certificate, and, if applicable, the date of cancellation. Copies of same have been made available to Detto.

         4.23 Broker's Fees. Neither JSRC, nor anyone on its behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

         4.24 Internal Accounting Controls. JSRC maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. JSRC has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for JSRC and designed such disclosure controls and procedures to ensure that material information relating to JSRC is made known to the certifying officers by others within those entities, particularly during the period in which the JSRC's Form 10-KSB or 10-QSB, as the case may be, is being prepared. JSRC's certifying officers have evaluated the effectiveness of JSRC's controls and procedures as of end of the filing period prior to the filing date of the Form 10-QSB for the quarter ended March 31, 2004 (such date, the "Evaluation Date"). JSRC presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in JSRC's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

         4.25 Listing and Maintenance Requirements. JSRC is currently quoted on the OTC Bulletin Board and JSRC has not, in the 12 months preceding the date hereof, received any notice from the OTC Bulletin Board or the NASD or any trading market on which JSRC's common stock is or has been listed or quoted to the effect that JSRC is not in compliance with the quoting, listing or maintenance requirements of the OTCBB or such other trading market. JSRC is, and has no reason to believe that it will not, in the foreseeable future continue to be, in compliance with all such quoting, listing and maintenance requirements.

         4.26 Application of Takeover Protections. JSRC and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under JSRC's certificate or articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Detto or the Detto Shareholderss as a result of the Acquisition or the exercise of any rights by Detto or the Detto Shareholderss pursuant to this Agreement.

         4.27 No SEC or NASD Inquiries. Neither JSRC nor any of its past or present officers or directors is, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC or NASD.

         4.28 Disclosure. The representations and warranties and statements of fact made by JSRC in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

                                    ARTICLE 5
                                 INDEMNIFICATION

         5.1 JSRC Stockholders Indemnification. For a period of two years after the Closing, the JSRC Stockholders (each an "Indemnifying Party") jointly and severally agree to indemnify Detto, the Detto Shareholders and each of the officers, agents and directors of Detto or the Detto Shareholders against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (each an "Indemnified Party") to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by JSRC and/or the JSRC Stockholders herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of JSRC or any Subsidiary prior to the Closing; or (B) the operations of JSRC prior to the Closing (the "JSRC Stockholders Indemnification").

         5.2 Indemnification Procedures. If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party. The Indemnifying Party will not be liable to any Indemnified Party under this Article 5 for any settlement by an Indemnified Party effected without the Indemnifying Party's prior written consent, which shall not be unreasonably withheld or delayed; or to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party's indemnification pursuant to this Article 5.

                                    ARTICLE 6
                     COVENANTS AND AGREEMENTS OF THE PARTIES
                           EFFECTIVE PRIOR TO CLOSING

         6.1 Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of Detto and JSRC (and any Subsidiary) as each party may request. In order that each party may have the full opportunity to do so, Detto and JSRC, the Detto Shareholders and the JSRC Stockholders shall furnish each party and its representatives during such period with all such information concerning the affairs of Detto or JSRC or any Subsidiary as each party or its representatives may reasonably request and cause Detto or JSRC and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party's representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party's premises, with copies thereof to be provided to each party and/or its representatives upon request.

         6.2 Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Acquisition and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

         6.3 Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of Detto and the Detto Shareholders on the one hand and JSRC and the JSRC Stockholders on the other hand. Without the prior written consent of Detto, the Detto Stockholders, JSRC or the JSRC Stockholders, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

               6.4 Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

               6.5 Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party's representations or warranties herein.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

         7.1 Conditions to Obligations of Detto and the Detto Shareholders. The obligations of Detto and the Detto Shareholders under this Agreement shall be subject to each of the following conditions:

                  (a) Closing Deliveries. At the Closing, JSRC and/or the JSRC Stockholders shall have delivered or caused to be delivered to Detto and the Detto Stockholders the following:

                           (i) resolutions duly adopted by the Board of Directors of JSRC authorizing and approving the Acquisition and the execution, delivery and performance of this Agreement;

                           (ii) a certificate of good standing for JSRC and each
                  Subsidiary from their respective jurisdictions of incorporation, dated not earlier than five days prior to the Closing Date;

                           (iii) written resignations of all officers and directors of JSRC and each Subsidiary in office immediately prior to the Closing, and board resolutions electing the following individuals to the positions with JSRC and each Subsidiary listed opposite their names below:

                           Larry Mana'o              Director & CEO
                           Calvin Cheung             Director
                           Hayes Young               Director
                           Michael Yung              Director
                           William Glynn             Chief Financial Officer

                           (iv) [reserved];

                           (v) this  Agreement  and the  Escrow  Agreement  duly
                  executed by JSRC and the JSRC Stockholders;

                           (vi) all corporate records, agreements, seals and any
                  other    information    reasonably    requested   by   Detto's
                  representatives with respect to JSRC; and

                           (vii) such other  documents as Detto and/or the Detto
                  Shareholders may reasonably request in connection with the transactions contemplated hereby.

                  (b) Representations and Warranties to be True. The representations and warranties of JSRC and the JSRC Stockholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. JSRC and the JSRC Stockholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

                  (c) Assets and Liabilities. At the Closing, neither JSRC nor any Subsidiary shall have any material assets or liabilities, contingent or otherwise, or any tax obligations or any material changes to its business or financial condition.

                  (d) SEC Filings. At the Closing, JSRC will be current in all SEC filings required by it to be filed, and will have filed its Quarterly Report on Form 10-QSB for the period ended June 30, 2004.

                  (e) Cancellation of Stock and Capital Structure. At the Closing, JSRC shall provide proof satisfactory to Detto's counsel or other agent that 9,500,000 outstanding restricted shares of JSRC has been redeemed by JSRC and cancelled and that immediately before the Closing, the total fully diluted outstanding shares of JSRC common stock shall be 2,292,500 shares.

         7.2 Conditions to Obligations of JSRC and the JSRC Stockholders. The obligations of JSRC and the JSRC Stockholders under this Agreement shall be subject to each of the following conditions:

                  (a) Closing Deliveries. On the Closing Date, Detto and/or the Detto Shareholders shall have delivered to JSRC the following:

                           (i) [intentionally omitted];

                           (ii) this  Agreement  duly  executed by Detto and the
              Detto Shareholders;

                           (iv) such other documents as JSRC may reasonably request in connection with the transactions contemplated hereby.

                  (b) Representations and Warranties to be True. The representations and warranties of Detto and the Detto Shareholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Detto and the Detto Shareholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

                                    ARTICLE 8
                         OTHER COVENANTS AND AGREEMENTS

         8.1 Lock Up Agreement. Following the Closing, in no event shall the JSRC Stockholders or any of their affiliates, acting as a group, sell or cause to be sold: (i) any shares of JSRC common stock within 90 days after the Closing; or (ii) more than 20% of the number of shares of JSRC then held by the JSRC Stockholders during any calendar month thereafter. Any shares permitted to be sold but not sold during a calendar month shall not accrue to the next calendar month. At the Closing, the JSRC Stockholders, shall deliver to JSRC's stock transfer agent one or more stock certificates collectively representing 50,000 shares of JSRC common stock with instructions to place an appropriate legend referring to these transfer restrictions on such certificate(s). JSRC shall consent to the removal of such restrictive legends to the extent such removal is appropriate under this Section 8.1 and permitted by applicable law.

         8.2 Redemption and Cancellation of Stock. At the Closing 9,500,000 outstanding shares of the common stock of JSRC shall be redeemed by JSRC and cancelled such that immediately before the Closing, the total fully diluted outstanding shares of JSRC common stock shall be 2,292,500 shares.

                                    ARTICLE 9
                               GENERAL PROVISIONS

         9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at addresses set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice).

         9.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

         9.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         9.4 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

         9.5 Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

         9.6 Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, U.S.A. Any and all actions brought under this Agreement shall be brought in the state and/or federal courts of the United States sitting in the City of Los Angeles, California and each party hereby waives any right to object to the convenience of such venue.

         9.7 Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

         9.8 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties hereto.

         9.9 Parties In Interest: No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

         9.10 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

         9.11 Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

                               [SIGNATURES FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          DETTO TECHNOLOGIES, INC.

                                          By:________________________________
                                             Name:    Larry Mana'o
                                             Title:   Chief Executive Officer
                                             Address: 14320 NE 21st Street
                                                      Suite 11
                                                      Bellevue, Washington 98007


                     [SIGNATURE PAGES OF DETTO SHAREHOLDERS,
                       JSRC AND JSRC STOCKHOLDERS FOLLOW]

                     [SIGNATURE PAGE OF DETTO SHAREHOLDERS]

                 [SIGNATURE PAGE OF JSRC AND JSRC STOCKHOLDERS]


                                          JITSOURCE, INC.

                                          By:___________________________________
                                             Name:    Akhee Rahman
                                             Title:   Chief Executive Officer,
                                                      President
                                             Address: 233 Wilshire Boulevard,
                                                      Suite 960,
                                                      Santa Monica, CA 90401


                                          JSRC Stockholders:


                                          --------------------------------------
                                          Reza Rahman


                                          --------------------------------------
                                          Akhee Rahman



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